Exhibit 99.2
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 14, 2008, by and between Camden Property Trust, a Texas real estate investment trust (the “Company”), and H. Malcolm Stewart (“Executive”).
     WHEREAS, the Company and Executive have entered into an Employment Agreement, dated as of August 20, 1996, as amended (the “Employment Agreement”);
     WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.
     NOW, THEREFORE, the Company and Executive agree as follows:
     1. Recitals. The third Recital of the Agreement is amended and restated to read in its entirety as follows:
     “WHEREAS the Executive shall work as Chief Operating Officer.”
     2. Employment. Section 1 of the Agreement is amended and restated to read in its entirety as follows:
“The Company employs the Executive as Chief Operating Officer (the “Office”) to perform the duties normally associated with that office under the control and at the direction of the Chairman of the Board, Chief Executive Officer and the President (“Management”) and other such duties as may, from time to time, be assigned and are consistent with the position.
     3. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.
     4. Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.
     5. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President-Finance and Chief Financial Officer

EXECUTIVE

/s/ H. Malcolm Stewart

H. Malcolm Stewart

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